As filed with the Securities and Exchange Commission on May 17, 2006.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DAIMLERCHRYSLER AG

(Exact name of registrant as specified in its charter)

FEDERAL REPUBLIC OF GERMANY	98-0190736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MERCEDESSTRASSE 137
70327 STUTTGART
GERMANY
(Address of registrant’s principal executive offices) (Zip code)

MERCEDES-BENZ USA, LLC
EMPLOYEE RETIREMENT SAVINGS PLAN
(Full title of the Plan)

Timothy P. Dykstra, President
DaimlerChrysler North America Holding Corporation
1000 Chrysler Drive
Auburn Hills, Michigan 48326-2766 USA
Telephone (248) 512-6130
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares (no par value)	100,000	$52.97	$5,297,000	$566.78

(1)             In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)             Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of Ordinary Shares on the New York Stock Exchange on May 15, 2006.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, DaimlerChrysler AG, a stock corporation organized under the laws of the Federal Republic of Germany (the “Registrant”), hereby files this Registration Statement on Form S-8 for the purpose of registering an additional 100,000 ordinary shares, no par value, of the Registrant to be offered or sold under the Mercedes-Benz USA, LLC Employee Retirement Savings Plan. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement filed with the Securities and Exchange Commission on April 25, 2002 (Registration No. 333-86936).

Item 8.                          Exhibits.

EXHIBIT NUMBER	DESCRIPTION

23.1	Consent of Independent Registered Public Accounting Firm of Registrant

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuttgart, Germany, on May 17, 2006.

DAIMLERCHRYSLER AG

By:	/s/ Dieter Zetsche
	Name:	Dr. Dieter Zetsche
	Title:	Chairman of the Board of Management
and Head of Mercedes Car Group

By:	/s/ Bodo Uebber
	Name:	Bodo Uebber
	Title:	Member of the Board of Management
Finance & Controlling/Financial Services

Each person whose signature appears below constitutes and appoints and hereby authorizes any two of the following persons acting jointly: Robert Köthner, Silvia Nierbauer and Thomas E. Gunton, such person’s true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf any and all amendments, including post-effective amendments, to this Registration Statement and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2006.

	SIGNATURES	TITLE

/s/	Dieter Zetsche	Chairman of the Board of Management and
	Dr. Dieter Zetsche	Head of Mercedes Car Group

/s/	Günther Fleig	Member of the Board of Management
	Günther Fleig	Human Resources & Labor Relations Director

/s/	Rüdiger Grube	Member of the Board of Management
	Dr. Rüdiger Grube	Corporate Development

/s/	Thomas W. LaSorda	Member of the Board of Management
	Thomas W. LaSorda	Chrysler Group

/s/	Andreas Renschler	Member of the Board of Management
	Andreas Renschler	Truck Group

/s/	Eric R. Ridenour	Member of the Board of Management
	Eric R. Ridenour	Chief Operating Officer Chrysler Group

/s/	Thomas W. Sidlik	Member of the Board of Management
	Thomas W. Sidlik	Global Procurement & Supply

/s/	Bodo Uebber	Member of the Board of Management
	Bodo Uebber	Finance & Controlling/Financial Services

/s/	Thomas Weber	Member of the Board of Management
	Dr. Thomas Weber	Group Research & MCG Development

DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION

Authorized Representative in the United States

By:	/s/ Timothy P. Dykstra
Timothy P. Dykstra
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on this 17th day of May, 2006.

MERCEDES-BENZ USA, LLC EMPLOYEE RETIREMENT SAVINGS PLAN

By:	/s/ Tracey L. Matura
Tracey L. Matura, Vice President
On Behalf of the MBUSA Savings Plan Committee

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

23.1	Consent of Independent Registered Public Accounting Firm of Registrant

24.1	Power of Attorney (included on the signature page of this Registration Statement).